UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2004

INTERMOUNTAIN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Idaho

(State or other jurisdiction of incorporation)

(Commission File Number)	(IRS Employer Identification No.)

000-50667	82-0499463

231 N. Third Avenue
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
SIGNATURES
EXHIBIT INDEX
Amended & Restated Bylaws

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a meeting of the Board of Directors (the “Board”) of Intermountain Community Bancorp (the “Company”) on September 3, 2004, the Board voted to amend certain provisions of the Company’s bylaws. In particular, Article II was amended to revise the provision on shareholder proposals and director nominations, incorporating corporate governance changes precipitated by the Sarbanes-Oxley Act of 2002. Certain provisions in Article V were revised to remove the restriction of stock transfers if such transfers will result in 500 or more shareholders of the Company. This limitation is no longer necessary, and the Company will surpass 500 shareholders upon completion of the merger with Snake River Bancorp, Inc., which the Company anticipates completing in the fourth quarter of 2004. Also removed was the provision in Article V that restricted stock transfers on the Company’s books if such restrictions were provided for in certain agreements entered into by shareholders. Removal of this restriction reduces the potential administrative burden on the Company and its transfer agent. Other amendments, such as permitting electronic notice of meetings, serve to update the Company’s bylaws to conform to current practice and Idaho corporate law, and to provide greater flexibility for the Company.

A copy of the Amended and Restated Bylaws of the Company is included as Exhibit 3.1 to this Current Report on Form 8-K.

Exhibit
Number	Description
3.1	Amended and Restated Bylaws of Intermountain Community Bancorp, adopted on September 3, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: September 7, 2004

INTERMOUNTAIN COMMUNITY BANCORP

By	/s/ Curt Hecker Curt Hecker
President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Intermountain Community Bancorp, adopted on September 3, 2004.